                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Celeritek, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                CELERITEK, INC.
                              3236 SCOTT BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 30, 1999

     The Annual Meeting of Shareholders of Celeritek, Inc., a California corporation (the "Company"), will be held on Friday, July 30, 1990 at 9:00 a.m. at the offices of the Company located at 3236 Scott Boulevard, Santa Clara, California 95054.

     At the meeting, shareholders will consider and vote upon the following proposals:

          1. To elect a Board of Directors of the Company;

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2000; and

          3. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on June 11, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

     A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement. If you cannot be present personally at the meeting, you are requested to complete and sign the Proxy card and return it promptly in the envelope enclosed for that purpose.

                                          TAMER HUSSEINI
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Santa Clara, California
June 18, 1999

     IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, OR ARE NOT SURE WHETHER YOU WILL BE, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                CELERITEK, INC.
                              3236 SCOTT BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT

                                    GENERAL

DATE, TIME AND PLACE

     This Proxy Statement is furnished to the shareholders of Celeritek, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Friday, July 30, 1999, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such shareholders on or about June 18, 1999.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2000 and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXIES

     When the Proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the shareholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any shareholder, including a shareholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 3236 Scott Boulevard, Santa Clara, California 95054, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

     Shareholders of record at the close of business on June 11, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 7,381,211 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Share Ownership by Principal Shareholders and Management."

VOTING AND SOLICITATION; QUORUM

     Each share has one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     The Company believes that abstentions should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

     Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Proposals of the Company's shareholders that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") must be received by the Company at its principal executive offices, no later than February 19, 2000 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2000 Annual Meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 3236 Scott Boulevard, Santa Clara, California 95054.

     In addition, proposals of the Company's shareholders that such shareholders intend to present at the 2000 Annual Meeting, but not include in the Company's Proxy Statement and form of Proxy relating to the 2000 Annual Meeting (a "Non-Rule 14a-8 Proposal"), must be received by the Company at its principal executive offices no later than May 31, 2000 and no earlier than May 1, 2000. In the event that the Company does not receive timely notice with respect to a Non-Rule 14a-8 Proposal, management of the Company would use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

                                PROPOSAL NO. ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide for a Board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

                                 DIRECTOR
         NAME           AGE(1)    SINCE              PRINCIPAL OCCUPATION OR EMPLOYMENT
         ----           ------   --------            ----------------------------------
Tamer Husseini........    55       1984     Chairman of the Board, President and Chief Executive
                                            Officer of the Company
Robert J.                 55       1998     Senior Vice President of Acuson Corporation
  Gallagher(2)........
Thomas W. Hubbs(2)....    54       1998     Senior Vice President of interWAVE Communications
                                            International Ltd.
William D.                65       1984     Director of SymmetriCom, Inc.
  Rasdal(3)...........
Charles P. Waite(3)...    69       1984     Special Limited Partner of Greylock, a venture
                                            capital firm.

---------------
(1) As of the Record Date

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     Mr. Husseini, a founder of the Company, has served as its Chairman of the Board, President and Chief Executive Officer since the Company's organization in 1984. Prior to founding the Company, Mr. Husseini was employed by Granger Associates, Inc. ("Granger"), a telecommunications company, as Vice President from 1982 until 1984. Before joining Granger, Mr. Husseini was employed by Avantek, Inc. ("Avantek"), a manufacturer of integrated circuits and components for wireless communications applications and now a subsidiary of Hewlett-Packard, from 1972 until 1982, most recently as General Manager of the Microwave Transistor Division.

     Mr. Gallagher was appointed to Celeritek's Board of Directors in October 1998. Since 1983, Mr. Gallagher has been employed by Acuson Corporation ("Acuson"), a manufacturer of medical ultrasound imaging systems. Mr. Gallagher joined Acuson in January 1983 as Vice President, Finance and Chief Financial Officer, became Executive Vice President in March 1991, was Chief Operating Officer from January 1994 until March 1999, and was President of Acuson from May 1995 until November 1997, when he was appointed Vice Chairman of the Board. He retired as Chief Operating Officer in March 1999 and is currently a Senior Vice President of Acuson. Mr. Gallagher also serves on the Board of Directors of Lumisys Incorporated.

     Mr. Hubbs was appointed to Celeritek's Board of Directors in June 1998. Since November 1998, Mr. Hubbs has served as Senior Vice President of interWAVE Communications International, Ltd. ("interWAVE"), a developer of distributed systems architecture for wireless communications. From April 1998 to October 1998, Mr. Hubbs served as Senior Vice President and Chief Financial Officer of Walker Interactive Systems, Inc., a developer of financial applications software products. From December 1995 to April 1998, Mr. Hubbs served as Senior Vice President and Chief Financial Officer of interWAVE. From 1987 to 1995, Mr. Hubbs served as Vice President and Chief Financial Officer of VeriFone, Inc. Mr. Hubbs has 30 years of financial and operational management experience in leading technology companies.

     Mr. Rasdal has served on Celeritek's Board of Directors since the Company's organization in 1984. Until June 1998, Mr. Rasdal served as Chairman of the Board and Chief Executive Officer of SymmetriCom, Inc., ("SymmetriCom")a position he held since 1989, and continues to serve on SymmetriCom's Board of Directors. Mr. Rasdal joined SymmetriCom in 1985 as President and Chief Executive Officer. Prior to his employment with SymmetriCom, Mr. Rasdal was employed by Granger as President and Chief Operating Officer. Prior to his employment with Granger, Mr. Rasdal served as Vice President and General Manager of Avantek's Microwave Integrated Circuit and Semiconductor Operations. Mr. Rasdal also serves on the Board of Directors of Advanced Fibre Communications, Inc.

     Mr. Waite has served on Celeritek's Board of Directors since the Company's organization 1984. He has been with Greylock, a venture capital firm, since 1966 and is currently a special limited partner. Mr. Waite also serves on the Board of Directors of Teltone Corporation.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended March 31, 1999 ("Fiscal 1999"), there were eight meetings of the Board of Directors and each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director has been a director) and (ii) the total number of meetings of committees of the Board of Directors on which such person served (during the period that such director served). In addition, the Board of Directors took action by unanimous written consent on one occasion in Fiscal 1999.

     The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee is composed of Messrs. Gallagher and Hubbs. Also serving on the Audit Committee in Fiscal 1999 were Robert C. Mullaley, until his death in October 1998, and William H. Younger, until his resignation from the Board in September 1998. The Compensation Committee is composed of Messrs. Rasdal and Waite. The Company has no Nominating Committee or committee performing similar functions.

     The Audit Committee monitors the performance of the independent auditors, recommends their engagement or dismissal to the Board of Directors and monitors the Company's internal financial and accounting organization and financial reporting. The Compensation Committee recommends executive compensation arrangements for action by the Board as a whole. During Fiscal 1999, the Audit Committee held one meeting and the Compensation Committee held one meeting.

DIRECTOR COMPENSATION

     During Fiscal 1999, each non-employee director of the Company was paid $1,500 for each Board meeting attended. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings. In addition, each non-employee director of the Company is eligible to participate in the Company's Outside Directors' Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, each non-employee director automatically receives a nonstatutory option to purchase 6,000 shares of the Company's Common Stock, (the "First Option Grant") on the later of the consummation of the Company's initial public offering or the date on which the optionee first becomes a director of the Company. The vesting of the First Option Grant is based on continued service as a director at the rate of 25% of the shares issuable upon exercise of such option per year over a four-year period. Beginning four years after the First Option Grant for each non-employee director, and each year thereafter, such non-employee director shall automatically be granted an option to purchase 1,500 additional shares of Common Stock based on continued service as a director, all of which option shares vest one year after the date of grant. During Fiscal 1999, Mr. Gallagher received a First Option Grant of 6,000 shares at a per share exercise price of $3.125 and Mr. Hubbs received a First Option Grant of 6,000 shares at a per share exercise price of $6.9375.

                                PROPOSAL NO. TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 OF THE COMPANY

     Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1993 and, upon recommendation of the Audit Committee, their reappointment as independent auditors for the fiscal year ending March 31, 2000 has been approved by the Board of Directors, subject to ratification by the shareholders.

     The Company has been advised by Ernst & Young LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of May 31, 1999, by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer, (iii) the four most highly compensated executive officers other than the Chief Executive Officer, (iv) each director and (v) all directors and executive officers as a group. A total of 7,381,211 shares of the Company's Common Stock was outstanding as of May 31, 1999.

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY      PERCENT
                      NAME AND ADDRESS                           OWNED           OWNED
                      ----------------                        ------------    -----------
State of Wisconsin Investment Board(1)......................   1,077,300         14.6%
  121 East Wilson Street
  P.O. Box 7842
  Madison, Wisconsin 53707
Wellington Management Company, LLP(1).......................     663,200          9.0%
  75 State Street
  Boston, MA 02109
Interactive Research Advisors, Inc.(1)......................     522,200          7.1%
  101 Park Center Plaza
  Suite 1300
  San Jose, CA 95113
Tamer Husseini(2)...........................................     222,300          3.0%
Robert D. Jones(2,3)........................................     144,060          2.0%
Gary J. Policky(2,4)........................................     114,037          1.5%
Richard G. Finney(2)........................................      73,574          1.0%
Charles P. Waite(2).........................................      44,773            *
William D. Rasdal(2,5)......................................      44,072            *
Perry A. Denning(2).........................................      41,767            *
Thomas W. Hubbs(2)..........................................       1,500            *
Robert J. Gallagher.........................................           0           --
All directors and executive officers as a group (11
  persons)(2)...............................................     791,079         10.4%

---------------
 *  Less than one percent (1%).

(1) As of June 4, 1999, based on information received from The Nasdaq Stock Market, Inc.

(2) Includes 54,790, 19,479, 11,979, 22,292, 41,767, 4,500, 4,500, 1,500, and
    230,179 shares which Messrs. Husseini, Jones, Policky, Finney, Denning, Waite, Rasdal, Hubbs and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of May 31, 1999 upon the exercise of stock options.

(3) Includes 124,581 shares held by The Jones Living Trust as to which Mr. Jones shares voting and dispositive power.

(4) Includes 1,878 shares held by Mr. Policky's spouse.

(5) Includes 39,572 shares held by The Rasdal Family Trust as to which Mr. Rasdal shares voting and dispositive power.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) share-holders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file.

     Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) shareholders were complied with during Fiscal 1999, except that the Form 3 required to be filed by Robert G. Gallagher and the Form 4 required to be filed by Perry A. Denning to report stock options granted in August 1997 were filed late.

CERTAIN TRANSACTIONS

     During Fiscal 1999 and the fiscal year ending March 31, 2000 ("Fiscal 2000"), stock options under the Company's 1994 Stock Option Plan (the "1994 Plan") or the Director Plan were granted to the following executive officers and directors as of the grant dates and for the number of shares of Common Stock and at the exercise prices set forth below opposite their names:

                                                                                    PER SHARE      EXPIRATION
          OFFICER/DIRECTOR              PLAN     DATE OF GRANT    NO. OF SHARES   EXERCISE PRICE      DATE
          ----------------              ----     -------------    -------------   --------------   ----------
Perry A. Denning....................    1994       07/06/98(1)       25,000          $5.625         08/13/07
Perry A. Denning....................    1994       07/06/98(1)       25,000           5.625         08/13/07
Perry A. Denning....................    1994       07/06/98(1)       20,000           5.625         05/01/08
Perry A. Denning....................    1994       03/31/99(2)       15,000           4.00          03/31/09
Richard G. Finney...................    1994       07/06/98(1)       10,000           5.625         03/01/06
Richard G. Finney...................    1994       07/06/98(1)       15,000           5.625         05/01/08
Richard G. Finney...................    1994       03/31/99(2)       15,000           4.00          03/31/09
Robert J. Gallagher.................  Director     10/26/98           6,000           3.125         10/26/08
William Hoppin......................    1994       07/06/98(1)       15,000           5.625         11/14/06
William Hoppin......................    1994       07/06/98(1)       25,000           5.625         03/19/07
William Hoppin......................    1994       07/06/98(1)       25,000           5.625         03/19/07
William Hoppin......................    1994       07/06/98(1)       25,000           5.625         03/19/07
William Hoppin......................    1994       07/06/98(1)       25,000           5.625         03/19/07
P. Michael Houlihan.................    1994       01/27/99          75,000           5.875         01/27/09
Thomas W. Hubbs.....................  Director     06/25/98           6,000           6.9375        06/25/08
Tamer Husseini......................    1994       07/06/98(1)       30,000           5.625         03/01/06
Tamer Husseini......................    1994       07/06/98(1)       25,000           5.625         05/01/08
Tamer Husseini......................    1994       03/31/99(2)       50,000           4.00          03/31/09
Robert D. Jones.....................    1994       07/06/98(1)       10,000           5.625         03/01/06
Robert D. Jones.....................    1994       07/06/98(1)       12,500           5.625         05/01/08
Gary J. Policky.....................    1994       07/06/98(1)       10,000           5.625         03/01/06
Gary J. Policky.....................    1994       07/06/98(1)       12,500           5.625         05/01/08

---------------
(1) Granted pursuant to the Company's option repricing program (the "Repricing"). See "Ten Year Option Repricing."

(2) Granted during Fiscal 2000 as Fiscal 1999 technically ended on March 28,
    1999.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation earned in the last three fiscal years by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 1999 (together, the "Named Officers").

                                                                        LONG TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                ANNUAL COMPENSATION    ------------
                                                -------------------     SECURITIES      ALL OTHER
               NAME AND                          SALARY      BONUS      UNDERLYING     COMPENSATION
          PRINCIPAL POSITION            YEAR      ($)         ($)       OPTIONS(#)         ($)
          ------------------            ----    --------    -------    ------------    ------------
Tamer Husseini........................  1999    302,187         --        55,000(2)        9,793(1)
  Chairman of the Board,                1998    249,225     97,000            --           9,966
  President and CEO                     1997    244,575     38,200            --           6,092
Robert D. Jones.......................  1999    192,592         --        22,500(3)        7,251(1)
  Senior Vice President,                1998    159,609     58,179            --           6,961
  Marketing and Sales                   1997    149,412     53,288            --           6,703
Richard G. Finney.....................  1999    170,907         --        25,000(4)       11,127(1)
  Vice President, Subsystems            1998    170,775     38,000            --           5,287
  Division                              1997    149,528     34,305            --           2,181
Gary J. Policky.......................  1999    173,659         --        22,500(3)       15,796(1)
  Vice President, Engineering           1998    169,613     30,000            --          10,400
  and Chief Technical Officer           1997    159,532     15,000            --           4,631
Perry A. Denning......................  1999    170,627         --        70,000(5)        9,036(1)
  Vice President,                       1998    117,697     50,000            --           3,918
  Semiconductor Division                1997         --         --            --              --

---------------
(1) Represents premiums paid on term life insurance, supplemental accidental death and dismemberment insurance and medical reimbursement insurance. With the exception of Robert D. Jones, also includes Company matching 401(k) Plan contributions.

(2) Includes the repricing in July 1998 of 30,000 option shares originally granted in March 1996 and 25,000 option shares originally granted in May 1998. See "Ten Year Option Repricing".

(3) Includes the repricing in July 1998 of 10,000 option shares originally granted in March 1996 and 12,500 option shares originally granted in May 1998. See "Ten Year Option Repricing".

(4) Includes the repricing in July 1998 of 10,000 option shares originally granted in March 1996 and 15,000 option shares originally granted in May 1998. See "Ten Year Option Repricing".

(5) Includes the repricing in July 1998 of 50,000 option shares originally granted in August 1997 and 20,000 option shares originally granted in May 1998. See "Ten Year Option Repricing".

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the stock options granted during Fiscal 1999 to each of the Named Officers. No stock appreciation rights were granted to the Named Officers during Fiscal 1999.

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                          ---------------------------------------------------------     AT ASSUMED ANNUAL RATES
                          NUMBER OF      % OF TOTAL                                                OF
                          SECURITIES      OPTIONS                                       STOCK PRICE APPRECIATION
                          UNDERLYING     GRANTED TO                                        FOR OPTION TERM(5)
                           OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION    --------------------------
          NAME            GRANTED(1)   FISCAL YEAR(2)    PER SHARE(3)     DATE(4)          5%             10%
          ----            ----------   --------------   --------------   ----------    -----------    -----------
Tamer Husseini..........    30,000          2.7%            $5.625        03/01/06      $106,126       $268,944
Tamer Husseini..........    25,000          2.2%             5.625        05/01/08        88,438        224,120
Robert D. Jones.........    10,000          0.9%             5.625        03/01/06        35,375         89,648
Robert D. Jones.........    12,500          1.1%             5.625        05/01/08        44,219        112,060
Richard G. Finney.......    10,000          0.9%             5.625        03/01/06        35,375         89,648
Richard G. Finney.......    15,000          1.3%             5.625        05/01/08        53,063        134,472
Gary J. Policky.........    10,000          0.9%             5.625        03/01/06        35,375         89,648
Gary J. Policky.........    12,500          1.1%             5.625        05/01/08        44,219        112,060
Perry A. Denning........    25,000          2.2%             5.625        08/13/07        88,438        224,120
Perry A. Denning........    25,000          2.2%             5.625        08/13/07        88,438        224,120
Perry A. Denning........    20,000          1.8%             5.625        05/01/08        70,751        179,296

---------------
(1) All options were granted effective July 6, 1998 pursuant to the Repricing. See "Ten Year Option Repricing."

(2) Based on a total of 1,119,000 shares granted to all employees in Fiscal 1999, which number includes 754,500 shares granted pursuant to the Repricing but does not include 205,500 shares granted in May 1998 that were cancelled in exchange for options granted pursuant to the Repricing.

(3) The exercise price is equal to the closing price of the Company's Common Stock on the date of grant.

(4) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionee's death.

(5) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holder's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table provides information with respect to option exercises in Fiscal 1999 by the Named Officers and the value of such officers' unexercised options at the close of business on March 26, 1999 (the last market trading day prior to the end of Fiscal 1999).

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                              SHARES                                 END(#)                 FISCAL YEAR END($)(2)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Tamer Husseini............         0              --         50,207         27,293         22,500            0
Robert D. Jones...........         0              --         17,604         12,396          7,500            0
Richard G. Finney.........         0              --         20,209         14,375          9,584            0
Gary J. Policky...........     7,500          35,625         10,104         12,396              0            0
Perry A. Denning..........         0              --         33,851         36,149              0            0

---------------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the closing price of $4.00 of the Company's Common Stock on March 26, 1999, minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee, consisting of directors Charles P. Waite and William D. Rasdal, reviews and approves compensation and benefits for the Company's executive officers, and grants options to executive officers under the 1994 Plan. No interlocking relationship exists between the Company's Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

TEN YEAR OPTION REPRICING

     The following table identifies stock options to purchase shares of the Company's Common Stock held by the Named Officers which were granted at a lower exercise price during Fiscal 1999 pursuant to the Repricing in exchange for options previously granted to the Named Officers. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation and Repricing of Options" for additional information regarding the Repricing.

                                                                                                         LENGTH OF
                                            NUMBER OF                                                    ORIGINAL
                                           SECURITIES                         EXERCISE                  OPTION TERM
                                           UNDERLYING    MARKET PRICE OF      PRICE AT       NEW       REMAINING AT
                                             OPTIONS     STOCK AT TIME OF     TIME OF      EXERCISE       DATE OF
             NAME                 DATE     REPRICED(#)    REPRICING ($)     REPRICING($)   PRICE($)      REPRICING
             ----               --------   -----------   ----------------   ------------   --------   ---------------
Perry A. Denning..............  07/06/98     25,000           5.625            13.00        5.625      9 yrs, 38 days
  Vice President,               07/06/98     25,000           5.625            13.00        5.625      9 yrs, 38 days
  Semiconductor Division        07/06/98     20,000           5.625            10.00        5.625     9 yrs, 300 days
Richard G. Finney.............  07/06/98     10,000           5.625            10.00        5.625     7 yrs, 238 days
  Vice President,               07/06/98     15,000           5.625            10.00        5.625     9 yrs, 300 days
  Subsystems Division
William Hoppin................  07/06/98     15,000           5.625            13.875       5.625     8 yrs, 131 days
  Vice President, Sales         07/06/98     25,000           5.625            10.75        5.625     8 yrs, 256 days
                                07/06/98     25,000           5.625            10.75        5.625     8 yrs, 256 days
                                07/06/98     25,000           5.625            10.75        5.625     8 yrs, 256 days
                                07/06/98     25,000           5.625            10.75        5.625     8 yrs, 256 days
Tamer Husseini................  07/06/98     30,000           5.625            10.00        5.625     7 yrs, 238 days
  Chairman of the Board,        07/06/98     25,000           5.625            10.00        5.625     9 yrs, 300 days
  President and Chief
  Executive Officer
Robert D. Jones...............  07/06/98     10,000           5.625            10.00        5.625     7 yrs, 238 days
  Senior Vice President,        07/06/98     12,500           5.625            10.00        5.625     9 yrs, 300 days
  Marketing and Sales
Gary J. Policky...............  07/06/98     10,000           5.625            10.00        5.625     7 yrs, 238 days
  Vice President, Engineering   07/06/98     12,500           5.625            10.00        5.625     9 yrs, 300 days
  and Chief Technical Officer
Margaret E. Smith(1)..........  07/06/98     20,000           5.625            10.00        5.625     7 yrs, 238 days
  Former Vice President,        07/06/98     17,500           5.625            10.00        5.625     9 yrs, 300 days
  Finance and Chief Financial
  Officer

---------------
(1) Ms. Smith resigned as Vice President, Finance and Chief Financial Officer effective January 1, 1999.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS

     The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Company's Chief Executive Officer and its other executive officers. The Committee is composed entirely of outside directors. In addition to determining the salary and bonus compensation for all of the Company's executive officers, the Committee determines the nature and timing of awards and grants under the Company's stock option plans.

     The goals of the compensation program are to align compensation with the Company's performance and objectives and to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company.

     The primary components of the Company's compensation package are salary, bonuses and stock options.

  Salary

     The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third party compensation survey) data for high-tech companies with similar sales volumes located on the West Coast. Additionally, the Committee takes into account general business and economic conditions. The Company sets its salary to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

  Bonuses

     The Company's executive bonus plan provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and Company profit objectives. These objectives are set at the beginning of the fiscal year based on the Company's long-term and short-term objectives, and performance against these objectives is assessed at the end of the year. Based on the financial performance of the Company, no bonuses were paid to executives of the Company in Fiscal 1999.

  Stock Options

     The Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management's interests with the Company's shareholders. The Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage key employees of the Company to continue in the employ of the Company and encourages employees to maintain a long-term prospective. In determining the size of stock option grants, the Committee focuses primarily on the Company's performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Committee does not assign specific weights to these items.

  Compensation of the Chief Executive Officer

     Mr. Tamer Husseini has been President, Chief Executive Officer and Chairman of the Board since the founding of the Company in 1984. The Committee used the same compensation policy described above for all executive officers to determine Mr. Husseini's Fiscal 1999 compensation. In setting both the cash-based and the equity-based elements of Mr. Husseini's compensation, the Committee considered competitive forces, the Company's performance and Mr. Husseini's leadership in achieving the Company's long-term strategic goals. During Fiscal 1999, Mr. Husseini received a salary of $302,187. During Fiscal 1999, Mr. Husseini was granted options to purchase 55,000 shares of Common Stock. Of this amount, 30,000 were repriced options originally granted in a prior year and 25,000 were repriced options originally granted in May 1998. See "Ten Year Option Repricing." Given the Company's financial performance in Fiscal 1999, due to the difficulty of achieving the Company's financial goals, no bonus was paid to Mr. Husseini. The Committee believes Mr. Husseini's Fiscal 1999 compensation fairly, sufficiently and relative to the Company's performance, rewarded him for this performance and will serve to retain him as a key employee on whom the Company is dependent for its continued success.

  Policy Regarding Deductibility of Compensation.

     The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for Fiscal 2000 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

  Repricing of Options

     On June 25, 1998, the Company determined to give all then current employees of the Company, including the Named Officers, the opportunity to have their options amended so that, effective July 6, 1998, the per share exercise price of their options would be equal to the closing price of the Company's Common Stock on such date, which price was $5.625 (the "Repricing Offer"). The Board determined that each option amended pursuant to the Repricing Offer would continue to be subject to the same terms and conditions to which it was subject prior to the amendment (including, but not limited to, the number of shares, vesting schedule, amount of vesting as of the date of the Repricing, and expiration date), except (i) the per share exercise price would be the closing price of the Company's Common Stock on July 6, 1998, and (ii) the option would be subject to a six-month blackout period, so that it would not be exercisable before January 6, 1999 (the "Black-Out Period"); provided, however, that in the case of the option holder's death, disability, or termination without cause, or in the case of a change of control of the Company, the Black-Out Period would not apply and instead the terms of the 1994 Plan would be controlling.

     The Company believes that given the disparity, in June 1998, between the trading price of its Common Stock and the exercise price of certain existing stock options, the Repricing was desirable in order to incentivize the Company's employees to work towards the future growth of the Company and to retain key personnel. In exchange for the reduction in the per share exercise price, each repriced option became subject to the Black-Out Period.

COMPENSATION COMMITTEE

William D. Rasdal
Charles P. Waite

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholders' return on the Company's Common Stock with the total return on the S & P 500 Index and the S & P High Technology -- Composite Index over the same period for the months of December 1995 through March 1999 (assuming the investment of $100 in the Company's Common Stock, the S & P 500 Index and the S & P High
Technology -- Composite Index, and reinvestment of all dividends). The Company's Common Stock began trading on the Nasdaq Stock Market on December 20, 1995.

                COMPARISON OF 39 MONTHS CUMULATIVE TOTAL RETURN*
                   AMONG CELERITEK, INC., THE S & P 500 INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

                                    12/20/95              3/96                3/97                3/98                3/99
                                    --------              ----                ----                ----                ----
CELERITEK, INC.                      100.00              130.00              138.00              141.00               50.00
S&P 500                              100.00              107.00              129.00              190.00              226.00
S&P TECHNOLOGY SECTOR                100.00              102.00              138.00              209.00              335.00

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: June 18, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 CELERITEK, INC.
                       1999 ANNUAL MEETING OF SHAREHOLDERS


        The undersigned shareholder of Celeritek, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 18, 1999, and hereby appoints Tamer Husseini and P. Michael Houlihan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Celeritek, Inc. to be held on July 30, 1999 at 9:00 a.m., at the offices of the Company, at 3236 Scott Boulevard, Santa Clara, California 95054 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        1.      ELECTION OF DIRECTORS:

                NOMINEES: Tamer Husseini, Robert J. Gallagher, Thomas W. Hubbs, William D. Rasdal, Charles P. Waite


                ___ FOR ALL NOMINEES

                ___ WITHHELD FROM ALL NOMINEES


                IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) ON THE LINE ABOVE.


        2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000.


                [ ]   FOR       [ ]   AGAINST      [ ]   ABSTAIN

                and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

                                (This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Signature:________________ Date:______    Signature:________________ Date:______